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                                                                  EXHIBIT 10.159


                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                        PAXSON COMMUNICATIONS CORPORATION


                                       AND


                    THE KRALOWEC CHILDREN'S FAMILY TRUST AND
                                  KKAK-TV, INC.


                                       FOR


                           TELEVISION STATION KKAG(TV)
                             PORTERVILLE, CALIFORNIA


                                  APRIL 1, 1997
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                            ASSET PURCHASE AGREEMENT




         This ASSET PURCHASE AGREEMENT is dated as of the 1ST day of April, 1997, by and between (i) Paxson Communications Corporation, a Delaware corporation ("Buyer"), and (ii) Kralowec Children's Family Trust, Arthur C. Kralowec as sole Trustee (the "Trust"), and (iii) KKAK-TV, Inc., a California Corporation ("KKAK-TV", and collectively with the Trust, "Seller").

                                 R E C I T A L S

         A. Seller owns and operates television station KKAG(TV), Channel 61 in Porterville, California serving the Fresno/Visalia, California market (the "Station") under construction permit and Program Test Authority issued by the Federal Communications Commission (the "FCC"), and,

         B. Seller has pending with the FCC an application for issuance of a license to cover the construction permit issued for Station, and,

         C. Seller desires to sell, and Buyer desires to buy, substantially all the assets that are used or useful in the business or operations of the Station, for the price and on the terms and conditions set forth in this Agreement.

                               A G R E E M E N T S

         In consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, Buyer and Seller, intending to be bound legally, agree as follows:

SECTION 1. DEFINITIONS

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Accounts Receivable" means the rights of Seller to payment for the sale of advertising time run on the Station by Seller prior to the Closing Date.

         "Assets" means the assets to be sold, transferred, or otherwise conveyed to Buyer under this Agreement, as specified in Section 2.1.


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         "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7 that are specifically designated on Schedule 3.7 as Contracts that are to be assumed by Buyer upon its purchase of the Station, (ii) any Contracts entered into by Seller between the date of this Agreement and the Closing Date that Buyer agrees in writing to assume, and (iii) time sales contracts entered into by Seller in compliance with Section 5.3.

         "Closing" means the consummation of the purchase and sale of the assets pursuant to this Agreement in accordance with the provisions of Section 8.

         "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 8.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated by this Agreement.

         "Contracts" means all contracts, leases, non-governmental licenses, and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and which relate to or affect the Assets or the business or operations of the Station, and
(i) which are in effect on the date of this Agreement or (ii) which are entered into by Seller between the date of this Agreement and the Closing Date.

         "Escrow Agent" means First Union National Bank of Florida.

         "Escrow Agreement" means the Escrow Agreement dated as of the date hereof among Buyer, Seller and the Escrow Agent.

         "FCC" means the Federal Communications Commission.

         "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         "FCC Licenses" means all Licenses or Permits issued by the FCC to Seller in connection with the business or operations of the Station.

         "Final Order" means an action by the FCC that has not been reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal, or stay, and the time for filing any such requests and the time for the FCC to set aside the action on its own motion have expired.

         "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, licenses, patents, permits, jingles, proprietary information, technical information and data, machinery and equipment warranties, and other similar intangible


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property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Seller or under which Seller is licensed or franchised and which are used or useful in the business and operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Licenses" means all licenses, permits, and other authorizations issued by the FCC, the Federal Aviation Administration, or any other federal, state, or local governmental authorities to Seller in connection with the conduct of the business or operations of the Station or K09XA, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Purchase Price" means the purchase price specified in Section 2.3.

         "Real Property" means all real property and interests in real property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, and other real property interests which are used or useful in the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

         "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is used or useful in the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date.

SECTION 2. PURCHASE AND SALE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the tangible and intangible assets used or useful in connection with the conduct of the business or operations of the Station, together with any additions thereto between the date of this Agreement and the Closing Date, but excluding the assets described in Section 2.2, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for liens for current taxes not yet due and payable), including the following:

                  (a) The Tangible Personal Property;

                  (b) The Licenses;

                  (c) The Assumed Contracts;

                  (d) The Intangibles and all intangible assets of Seller relating to the Station that are not specifically included within the Intangibles, including the goodwill of the


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Station, if any;

                  (e) All of Seller's proprietary information, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC relating to the business and operation of the Station;

                  (f) All choses in action of Seller relating to the Station;
and

                  (g) All books and records relating to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept by the Station.

         2.2 Excluded Assets. The Assets shall exclude the following assets:

                  (a) Seller's cash on hand and accounts receivable as of the Closing and all other cash in any of Seller's bank or savings accounts; any insurance policies, letters of credit, or other similar items and cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments;

                  (b) Any right or entitlement to the corporate entity "KKAK-TV, Inc." or to "The Kralowec Children's Family Trust," or, except as otherwise provided herein, books and records pertaining to those entities;

                  (c) Any pension, profit-sharing, or employee benefit plans, and any collective bargaining agreements; and

                  (d) All property listed on Schedule 2.2 hereto.

         2.3 Purchase Price. The Purchase Price for the Assets and the covenants of Seller shall be the sum of Seven Million Nine Hundred and Sixty Thousand Dollars ($7,960,000.00) adjusted as provided below:

                  (a) Prorations. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses. All expenses arising from the operation of the Station, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets under this Agreement), FCC annual regulatory fees and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs, and liabilities allocable to the period prior to the Closing Date, and Buyer shall be responsible for all expenses, costs, and obligations allocable to the period on and after the Closing Date. Notwithstanding the preceding sentence, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts and any other obligation or liability not being assumed by Buyer in


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accordance with Section 2.5.

                  (b) Manner of Determining Adjustments. Any adjustments will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment by the appropriate party occurring no later than ninety
(90) days after the Closing Date or such other date as the parties shall mutually agree upon. Seller shall prepare and deliver to Buyer not later than five (5) days before the Closing Date a preliminary settlement statement which shall set forth Seller's good faith estimate of the adjustments to the Purchase Price under Section 2.3(a). The preliminary settlement statement (i) shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.3(a), to the extent such adjustments can be determined or estimated as of the date of the preliminary settlement statement, and such other information as may be reasonably requested by Buyer, and (ii) shall be certified by Seller to be true and complete in all material respects as of the date thereof.

         2.4 Payment of Purchase Price. Except as provided in Section 9.5, the Purchase Price, as adjusted, shall be paid by Buyer to Seller at Closing by wire transfer of same-day funds pursuant to wire instructions which shall be delivered by Seller to Buyer, at least two (2) days prior to the Closing Date.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge, and perform all obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time on and after the Closing Date, and arise out of events related to Buyer's ownership of the Assets or its operation of the Station on or after the Closing Date. Buyer shall not assume any other obligations or liabilities of Seller, including (i) any obligations or liabilities under any Contract not included in the Assumed Contracts, (ii) any obligations or liabilities under the Assumed Contracts relating to the period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing, (iv) any obligations or liabilities arising under capitalized leases or other financing agreements, (v) any obligations or liabilities arising under agreements entered into other than in the ordinary course of business, (vi) any obligations or liabilities of Seller under any employee pension, retirement, health and welfare or other benefit plans or collective bargaining agreements, (vii) any obligation to any employee of the Station for severance benefits, vacation time, or sick leave accrued prior to the Closing Date, or (viii) any obligations or liabilities caused by, arising out of, or resulting from any action or omission of Seller prior to the Closing, and all such obligations and liabilities shall remain and be the obligations and liabilities solely of Seller.

         2.6 Time Brokerage Agreement, Lease. As additional consideration for the obligations contained herein, Buyer agrees to enter into a Time Brokerage Agreement calling for brokerage of broadcast time on KKAG(TV) by Buyer, consideration for which will be the payment of $25,000 per month plus reimbursement of reasonable net operating expenses.


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SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 Organization. Standing. and Authority. The Trust is a trust duly organized, validly existing, and in good standing under the laws of the State of California. KKAK-TV is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller collectively has all requisite power and authority (i) to own, lease, and use the Assets as now owned, leased, and used, (ii) to conduct the business and operations of the Station as now conducted, and (iii) to execute and deliver this Agreement, the Escrow Agreement, Time Brokerage Agreement, Studio-Master Control Agreement, and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Seller hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the operations of the Station or any of the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement and the Escrow Agreement and the other documents mentioned and contemplated herein have been duly approved by all necessary actions, including but not limited to all necessary actions by the Trust and its Trustee, and this Agreement constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms. This Agreement, the Escrow Agreement, and the Time Brokerage Agreement have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligations of Seller, enforceable against it in accordance with their respective terms except as the enforceability of this Agreement and the Escrow Agreement may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies.

         3.3 Absence of Conflicting Agreements. Subject to obtaining the Consents listed on Schedule 3.3, the execution, delivery, and performance of this Agreement and the Escrow Agreement and the documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both):
(i) do not require the consent of any third party; (ii) will not conflict with any provision of either the Articles of Incorporation of KKAK-TV, or the Trust Agreement of the Trust; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Seller is a party or by which Seller may be bound; and (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon any of the Assets.

         3.4 Governmental Licenses, Permits, Authorizations. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any amendments and other modifications thereto). The Licenses have been validly issued, and Seller is the authorized legal holder thereof. The


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Licenses listed on Schedule 3.4 comprise all of the licenses, permits, and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business and operations of the Station in the manner and to the full extent they are now conducted, and none of the Licenses is subject to any restriction or condition that would limit the full operation of the Station as now operated. Except as indicated in Schedule 3.4(a), the Licenses are in full force and effect, and the conduct of the business and operations of the Station is in accordance therewith. Other than as disclosed on Schedule 3.4(a), there is no pending or, to the knowledge of Seller, threatened action by the FCC or any other entity or person to revoke, rescind, modify or refuse to renew in the ordinary course any of the Licenses. The Station's city of license, as determined by the FCC, is located within the Fresno Area of Dominant
Influence as defined by the 1991-1992 Area of Dominant Influence Market Guide published by The Arbitron Co. and the Fresno Designated Market Area as defined by the 1994 United States Television Household Estimates published by Nielsen Media Research. On or before October 1, 1996, Seller made a valid election of must carry with respect to each cable system located within the Station's Area of Dominant Influence. Other than as provided on Schedule 3.4(b), no cable system has advised Seller of any signal quality or copyright indemnity or other prerequisite to cable carriage of the Station's signal, and no cable system has declined or threatened to decline such carriage or failed to respond to a request for carriage or sought any form of relief from carriage from the FCC.

         3.5 Real Property; Lease of Studio-Master Control Area. No real property is being conveyed hereby. However, in consideration hereof, Buyer is Leasing to Seller for a period of 120 days after Closing, space for Studio, Master Control and other operations as more particularly described in that certain "Lease Agreement" attached as Schedule 3.5 and dated as of the date hereof between Buyer and the Kralowec Children's Family Trust.

         3.6 Title to and Condition of Tangible Personal Property. Schedule 3.6 lists all material items of Tangible Personal Property being conveyed hereby. The Tangible Personal Property listed on Schedule 3.6 comprises all material items of tangible personal property necessary to conduct the business and operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to each item of Tangible Personal Property, and none of the Tangible Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for liens for current taxes not yet due and payable. Each item of Tangible Personal Property is available for immediate use in the business and operations of the Station. All items of transmitting and studio equipment included in the Tangible Personal Property (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice, and (ii) will permit the Station and any auxiliary broadcast facilities related to the Station to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state, and local statutes, ordinances, rules, and regulations.

         3.7 Contracts. Schedule 3.7 is a true and complete list of all Contracts except contracts with advertisers for the sale of advertising time on the Station for cash at prevailing rates and which have not been prepaid and which may be canceled by the


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Station without penalty on not more than thirty days' notice. Seller has delivered to Buyer true and complete copies of all written Contracts, true and complete memoranda of all oral Contracts (including any amendments and other modifications to such Contracts), and a schedule summarizing Seller's obligations under trade and barter agreements relating to the Station. Other than the Contracts listed on Schedule 3.7 and cash programming contracts, Seller requires no contract, lease, or other agreement to enable it to carry on its business as now conducted. All of the Assumed Contracts are in full force and effect, and are valid, binding, and enforceable in accordance with their terms. There is not under any Assumed Contract any default by any party thereto or any event that, after notice or lapse of time or both, could constitute a default. Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the Assumed Contract upon expiration of its term, or (iii) to renew the Assumed Contract upon expiration only on terms and conditions which are more onerous than those now existing. Except for the need to obtain the Consents listed in
Schedule 3.3, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability, or continuation of any of the Assumed Contracts.

         3.8 Consents. Except for the FCC Consent provided for in Section 6.1 and the other Consents described in Schedule 3.3, no consent, approval, permit, or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transactions contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business and operations of the Station in essentially the same manner as such business and operations are now conducted.

         3.9 Intangibles. Schedule 3.9 is a true and complete list of all Intangibles (exclusive of those listed in Schedule 3.4), all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing or evidencing all Intangibles. Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto. The Intangibles listed on Schedule 3.9 comprise all intangible property interests necessary to conduct the business and operations of the Station as now conducted.

         3.10 Financial Statements. Schedule 3.10 hereto contains true and complete copies of financial statements including balance sheets, statements of operations and a statement of changes in financial position for the period ending November 30, 1996 (collectively, the "Financial Statements"). Except as disclosed in the Financial Statements, the Financial Statements have been prepared from the books and records of Seller, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated, accurately reflect the books, records, and accounts of the Station (which books, records, and accounts are complete and correct), are complete and correct in all material respects, and present


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fairly the financial condition of the Station as at their respective dates and the results of operations for the periods then ended. None of the Financial Statements understates the true costs and expenses of conducting the business or operations of the Station, fails to disclose any material contingent liabilities, or inflates the revenues of the Station. It is expressly understood that Buyer is not relying on the financial condition or the financial aspects of Seller's prior or future operation of the Station in executing this Agreement.

         3.11 Insurance. Schedule 3.11 is a true and complete list of all insurance policies of Seller that insure any part of the Assets or the business of the Station. All policies of insurance listed in Schedule 3.11 are in full force and effect. The insurance policies listed in Schedule 3.11 are adequate in amount with respect to, and for the full value (subject to customary deductibles) of, the Assets, and insure the Assets and the business of the Station against all customary and foreseeable risks. During the past three years, no insurance policy of Seller on the Assets or the Station has been canceled by the insurer and no application of Seller for insurance has been rejected by any insurer.

         3.12 Reports. All returns, reports, and statements that the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction over Seller and the Station have been complied with. All of such returns, reports, and statements are substantially complete and correct as filed. Seller has timely paid to the FCC all annual regulatory fees payable with respect to the FCC Licenses.

         3.13 Personnel.

                  (a) All of Seller's Employee Plans and Compensation Arrangements are listed in Schedule 3.13, and complete and accurate copies of any such written Employee Plans and Compensation Arrangements (or related insurance policies) have been furnished to Buyer, along with copies of any employee handbooks or similar documents describing such Employee Plans and Compensation Arrangements. Descriptions of any unwritten Employee Plans or Compensation Arrangements also are provided in Schedule 3.13. Schedule 3.13 also contains a true and complete list of all employees of the Station, their job description, date of hire, salary and amount and date of last salary increase.

                  (b) Each Employee Plan and Compensation Arrangement has been administered in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Federal or state laws. Seller is not aware of the existence of any governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead it to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending or, to the best knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

                  (c) Seller does not contribute to and is not required to contribute to any


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Multi-employer Plan with respect to the employees of the Station, and neither
Seller nor any other trade or business under common control with Seller (within the meaning of Sections 414(b), (c), (m) or to) of the Code) has incurred or reasonably expects to incur any "withdrawal liability," as defined under Section 4201 et seq. of ERISA.

                  (d) Except as described in Schedule 3.13, neither Seller nor any other trade or business under common control with Seller (within the meaning of Sections 414(b), (c), (m) or to) of the Code) sponsors, maintains or contributes to any Employee Plan or Compensation Arrangement that provides retiree medical or retiree life insurance coverage to former employees of Seller at the Station.

                  (e) Except as described in Schedule 3.13, with respect to each Employee Plan and, to the extent applicable, each Compensation Arrangement: (i) each Employee Plan that is intended to be tax-qualified, and each amendment thereto, is the subject of a favorable determination letter, and no plan amendment that is not the subject of a favorable determination letter would affect the validity of an Employee Plan's letter; (ii) no prohibited transaction, within the definition of section 4975 of the Code or Title 1, Part 4 of ERISA, has occurred which would subject Seller to any liability; and (iii) all contributions, premiums or payments accrued, in whole or in part, under each Employee Plan or Compensation Arrangement or with respect thereto as of the Closing will be paid by the Seller prior to the Closing, including, but not limited to, contributions thereto with respect to the plan year ending immediately prior to the Closing.

                  (f) For purposes of this Agreement, the following terms shall have the meaning indicated: (i) "Employee Plan" shall mean any pension, profit-sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Seller or any entity related to Seller (under the terms of Section 414(b), (c), (m) or to) of the Code) contributes or to which Seller or any entity related to Seller (under the terms of Sections 414(b), (c), (m) or to) of the Code) sponsors, maintains or otherwise is bound which provides benefits to persons employed or previously employed at the Station; (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor thereto and any regulations promulgated thereunder; (iii) "Compensation Arrangement" shall mean any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees, former employees, officers, directors and shareholders of Seller or any entity related to Seller (under the terms of Section 414(b), (c), (m) or to) of the Code) employed or previously employed at the Station any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan; (iv) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor thereto and any regulations promulgated thereunder; and (v) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which Seller or any entity related to Seller (under the terms of Section 414(b) or (c) of the Code) contributes or is required to contribute.


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                  (g) Seller is not a party to or subject to any collective
bargaining agreements with respect to the Station. Seller has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.7. Seller has complied with all laws, rules, and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and Seller has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules, or regulations. No controversies, disputes, or proceedings are pending or, to the best of Seller's knowledge, threatened, between Seller and any employee (singly or collectively) of the Station. No labor union or other collective bargaining unit represents or claims to represent any of the employees of the Station. To the best of Seller's knowledge, there is no union campaign being conducted to represent any employees of the Station or to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any employees at the Station.

         3.14 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local, or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on those returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books adequate reserves (segregated to the extent required by generally accepted accounting principles) with respect thereto. There are no governmental investigations or other legal, administrative, or tax proceedings pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the business of the Station, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

         3.15 Claims and Legal Actions. Except as provided in Schedule 3.4(a), and except for any FCC rulemaking proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative, or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller with respect to its ownership or operation of the Station or otherwise relating to the Assets or the business or operations of the Station, nor does Seller know or have reason to be aware of any basis for the same. In particular, but without limiting the generality of the foregoing, except as provided in Schedule 3.4(a), there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened (i) before the FCC relating to the business or operations of the Station other than rule making proceedings which affect the television industry generally, (ii) before any federal or state agency relating to the business or operations of the Station involving charges of illegal discrimination under any federal or state employment laws or regulations, or
(iii) before any federal, state, or local agency relating to the business or operations of the Station involving zoning issues under any federal, state, or local zoning law, rule, or regulation.

         3.16 Environmental Matters.

                  (a) Seller has complied in all material respects with all laws, rules, and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Seller in connection with its ownership or operation of the Station alleging any failure to comply with any such law, rule, or regulation.

                  (b) To the best of Seller's knowledge, after due investigation, Seller has no liability relating to its ownership and operation of the Station (and there is no basis related to the past or present operations, properties, or facilities of Seller for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability) under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                  (c) To the best of Seller's knowledge, after due investigation, Seller has no liability relating to its ownership and operation of the Station and has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to any statute) against Seller giving rise to any such liability for damage to any site, location, or body of water (surface of subsurface) or for illness or personal injury.

                  (d) To the best of Seller's knowledge, after due investigation, Seller has no liability relating to its ownership and operation of the Station and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against Seller giving rise to any such liability under any law, rule, or regulation of any federal, state, or local government (or agency thereof) concerning employee health and safety.

                  (e) To the best of Seller's knowledge, after due investigation, Seller has no liability relating to its ownership and operation of the Station and Seller has not exposed any employee to any substance or condition that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand (under the common law or pursuant to statute) against Seller giving rise to any such liability for any illness or personal injury to any employee.

                  (f) In connection with its ownership or operation of the Station, Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state, and local laws, rules, and regulations (including all codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                  (g) No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste has ever been manufactured, buried, stored, spilled, leaked, discharged, emitted, or released by Seller in connection with its ownership and operation of the Station or, to the best of Seller's knowledge, after due investigation, by any other party on any Real Property.

         3.17 Compliance with Laws. Seller has complied in all material respects with the Licenses and all federal, state, and local laws, rules, regulations, and ordinances applicable or relating to the ownership and operation of the Station. Neither the ownership or use of the properties of the Station nor the conduct of the business or operations of the Station conflicts with the rights of any other person or entity.

         3.18 Conduct of Business in Ordinary Course. Seller has conducted the business and operations of the Station only in the ordinary course and, except as provided on Schedule 3.18, has not:

                  (a) Suffered any material adverse change in the business, assets, or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station;

                  (b) Made any material increase in compensation payable or to become payable to any of the employees of the Station, or any bonus payment made or promised to any employee of the Station, or any material change in personnel policies, employee benefits, or other compensation arrangements affecting the employees of the Station;

                  (c) Made any sale, assignment, lease, or other transfer of any of the Station's properties other than in the normal and usual course of business with suitable replacements being obtained therefor;

                  (d) Canceled any debts owed to or claims held by Seller with respect to the Station, except in the normal and usual course of business;

                  (e) Suffered any material write-down of the value of any Assets or any material write-off as uncollectible of any accounts receivable of the Station; or

                  (f) Transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right relating to the Station.

         3.19 Transactions with Affiliates. Seller has not been involved in any business arrangement or relationship relating to the Station with any affiliate of Seller, and no affiliate of Seller owns any property or right, tangible or intangible, which is used in the business of the Station. As used in this paragraph, "affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934.

         3.20 Broker. Neither Seller nor any person acting on Seller's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for a commission payable by Seller to Media Venture Partners. The claims of Patrick Communications Corporation, if any, will be the sole responsibility of Buyer.

         3.21 Full Disclosure. No representation or warranty made by Seller in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 Organization; Standing; and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and at Closing will be duly qualified to conduct business as a foreign corporation in the State of California. Buyer has all requisite power and authority to execute and deliver this Agreement, the Escrow Agreement, Time Brokerage Agreement, Studio-Master Control Lease Agreement and the documents contemplated hereby and thereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery, and performance by Buyer of this Agreement, the Escrow Agreement and the other documents mentioned and contemplated herein have been duly authorized by all necessary actions on the part of Buyer. This Agreement, the Escrow Agreement and the Time Brokerage Agreement have been duly executed and delivered by Buyer and constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as the enforceability of thereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance by Buyer of this Agreement, the Escrow Agreement and the other agreements and documents contemplated hereby and thereby (with or without the giving of notice, the lapse of time, or both):
(i) do not require the consent of
any third party; (ii) will not conflict with the articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; or (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license, or permit to which Buyer is a party or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets.

         4.4 Broker. Neither Buyer nor any person acting on Buyer's behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement, except for a commission payable by Buyer, if any, to Patrick Communications Corporation.

         4.5 Full Disclosure. No representation or warranty made by Buyer in this Agreement or in any certificate, document, or other instrument furnished or to be furnished by Buyer pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact and required to make any statement made herein or therein not misleading.

SECTION 5. OPERATIONS OF THE STATION PRIOR TO CLOSING

         5.1 Generally. Seller agrees that, between the date of this Agreement and the Closing Date, Seller shall operate the Station diligently in the ordinary course of business in accordance with its past practices (except where such conduct would conflict with the following covenants or with Seller's other obligations under this Agreement), or in accordance with the Time Brokerage Agreement to be entered into, and in accordance with the other covenants in this
Section 5.

         5.2 Compensation. Seller shall not increase the compensation, bonuses, or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices.

         5.3 Contracts. Seller will not enter into any contract or commitment relating to the Station or the Assets, or amend or terminate any Contract (or waive any material right thereunder), or incur any obligation (including obligations relating to the borrowing of money or the guaranteeing of indebtedness) that will be binding on Buyer after Closing, except for cash time sales agreements made in the ordinary course of business. Prior to the Closing Date, Seller shall deliver to Buyer a list of all Contracts entered into between the date of this Agreement and the Closing Date, together with copies of such Contracts.

         5.4 Disposition of Assets. Seller shall not sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value.

         5.5 Encumbrances. Seller shall not create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) liens disclosed on
Schedule 3.5 and Schedule 3.6, which shall be removed as provided in Section 9.5, (ii) liens for current taxes not yet due and payable, and (iii) mechanics' liens and other similar liens, which shall be removed prior to the Closing Date.

         5.6 Licenses. Seller shall not cause or permit, by any act or failure to act, any of the Licenses to expire or to be revoked, suspended, or modified, or take any action that could cause the FCC or any other governmental authority to institute proceedings for the suspension, revocation, or adverse modification of any of the Licenses. Seller shall not fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station. Notwithstanding the foregoing, Seller is under no obligation to construct K09XA, for which a request for extension of time in which to commence construction has been filed with the FCC, but not yet acted on.

         5.7 Rights. Seller shall not waive any right relating to the Station or any of the Assets. Seller shall not cause, by any act or failure to act, any cable system located within the Station's Area of Dominant Influence to refuse to carry the Station's signal.

         5.8 No Inconsistent Action. Seller shall not take any action that is inconsistent with its obligations under this Agreement or that could hinder or delay the consummation of the transactions contemplated by this Agreement.

         5.9 Access to Information. Seller shall give Buyer and its counsel, accountants, engineers, and other authorized representatives reasonable access to the Assets and to all other properties, equipment, books, records, Contracts, and documents relating to the Station for the purpose of audit and inspection, including inspections incident to the environmental study described in Section
6.5 and the engineering study described in Section 6.6, and will furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Station that Buyer may reasonably request (including any financial reports and operations reports produced with respect to the affairs and business of the Station). Without limiting the generality of the foregoing, Seller shall give Buyer and its counsel, accountants and other authorized representatives reasonable access to Seller's financial records and Seller's employees, counsel, accountants and other representatives for the purpose of preparing and auditing such financial statements as Buyer determines, in its sole judgment, are required or advisable to comply with federal or state securities laws and the rules and regulations of securities markets as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.10 Maintenance of Assets. Seller shall use its best efforts and take all reasonable actions to maintain all of the Assets in their present condition (ordinary wear and tear excepted), and use, operate, and maintain all of the Assets in a reasonable manner and in accordance with the terms of the FCC Licenses, all rules and regulations of the FCC and generally accepted standards of good engineering practice.. Seller shall maintain inventories of spare parts and expendable supplies at levels consistent with past practices. If any loss, damage, impairment, confiscation, or condemnation of or to any of the Assets occurs, Seller shall repair, replace, or restore the Assets to their prior condition as represented in this Agreement as soon thereafter as possible, and Seller shall use the proceeds of any claim under any insurance policy solely to repair, replace, or restore any of the Assets that are lost, damaged, impaired, or destroyed.

         5.11 Insurance. Seller shall maintain the existing insurance policies on the Station and the Assets.

         5.12 Consents. Seller shall obtain the Consents and the estoppel certificates described in Section 8.2(b), without any change in the terms or conditions of any Contract or License that could be less advantageous to the Station than those pertaining under the Contract or License as in effect on the date of this Agreement. Seller shall promptly advise Buyer of any difficulties experienced in obtaining any of the Consents and of any conditions proposed, considered, or requested for any of the Consents. Upon Buyer's request, Seller shall cooperate with Buyer and use its best efforts to obtain from the lessors under each Real Property lease such estoppel certificates and consents to the collateral assignment of the lessee's interest under each such lease as Buyer's senior lenders may request.

         5.13 Books and Records. Seller shall maintain its books and records relating to the Station in accordance with past practices.

         5.14 Notification. Seller shall promptly notify Buyer in writing of any unusual or material developments with respect to the business or operations of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 of this Agreement.

         5.15 Financial Information. Seller shall furnish to Buyer within twenty days after the end of each month ending between the date of this Agreement and the Closing Date a Monthly Profit and Loss Statement for the month just ended in the form of Schedule 5.15 and such other financial information as Buyer may reasonably request. However, as provided in Section 3.10, it is expressly understood that Buyer is not relying on the financial condition or the financial aspects of Seller's prior or future operation of the Station in executing this Agreement.

         5.16 Compliance with Laws. Seller shall comply in all material respects with all laws, rules, and regulations applicable or relating to the ownership and operation of the Station.

         5.17 Financing Leases. Seller will satisfy at or prior to Closing all outstanding obligations under capital and financing leases with respect to any of the Assets and obtain good title to the Assets leased by Seller pursuant to those leases so that those Assets shall be transferred to Buyer at Closing free of any interest of the lessors.

         5.18 Programming. Seller shall not make any material changes in the broadcast hours or in the percentages of types of programming broadcast by the Station, or make any other material change in the Station's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest or which are in accordance with the Time Brokerage Agreement.

         5.19 Preservation of Business. Seller shall use its best efforts to preserve the business and organization of the Station and use its best efforts to keep available to the Station its present employees and to preserve the audience of the Station and the Station's present relationships with suppliers, advertisers, and others having business relations with it, to the end that the business, operations, and prospects of the Station shall be unimpaired at the Closing Date. The ordinary and customary operating, marketing, promotional, sales, and advertising practices of the Station shall be maintained.

         5.20 Collection of Accounts Receivable. Seller shall collect the accounts receivable of the Station only in the ordinary course consistent with its past practices and will not take any action designed or likely to accelerate the collection of its accounts receivable.

         5.21 Personnel Recommendations. Seller shall promptly notify Buyer as personnel vacancies occur at the Station and consider for employment all personnel recommended by Buyer for such vacant positions.

SECTION 6. SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent.

                  (a) The assignment of the FCC Licenses in connection with the purchase and sale of the Assets pursuant to this Agreement shall be subject to the prior consent and approval of the FCC.

                  (b) Seller and Buyer shall promptly prepare an appropriate application for the FCC Consent and shall file the application with the FCC within five (5) business days of the execution of this Agreement. The parties shall prosecute the application with all reasonable diligence and otherwise use their best efforts to obtain a grant of the application as expeditiously as practicable. Each party agrees to comply with any condition imposed on it by the FCC Consent, except that no party shall be required to comply with a condition if (1) the condition was imposed on it as the result of a circumstance the existence of which does not constitute a breach by the party of any of its representations, warranties, or covenants under this Agreement, and (2) compliance with the condition would have a material adverse effect upon it. Buyer and Seller shall oppose any requests for reconsideration or judicial review of the FCC Consent filed by third parties. If the Closing shall not have occurred for any reason within the original effective period of the FCC Consent, and neither party shall have terminated this Agreement under Section 9, the parties shall jointly request an extension of the effective period of the FCC Consent. No extension of the FCC Consent shall limit the exercise by either party of its rights under Section 9.

         6.2 Control of the Station. Prior to Closing, Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise, or direct, the operations of the Station except consistent with the provisions of the Time Brokerage Agreement being entered into contemporaneously herewith; such operations, including complete control and supervision of all of the Station programs, employees, and policies, shall be the sole responsibility of Seller until the Closing.

         6.3 Risk of Loss

                  (a) The risk of any loss, damage, impairment, confiscation, or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the Closing.

                  (b) If any damage or destruction of the Assets or any other event occurs which (i) causes the Station to cease broadcasting operations for a period of sixty or more days or (ii) prevents in any material respect signal transmission by the Station in the normal and usual manner and Seller fails to restore or replace the Assets so that normal and usual transmission is resumed within sixty days of the damage, destruction or other event, Buyer, in its sole discretion, may (x) terminate this Agreement forthwith without any further obligations hereunder upon 10 days advance written notice to Seller, in which event all funds held by the Escrow Agent pursuant to the Escrow Agreement, including all interest and other proceeds from the investment of such funds, shall be immediately returned to Buyer, or (y) proceed to consummate the transaction contemplated by this Agreement and complete the restoration and replacement of the Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage, destruction or other event, provided, however, that in the event of any damage or destruction, Buyer shall cooperate with Seller to restore normal operations of the Station as soon as possible and Seller shall promptly apply all insurance proceeds to restoring such service.

         6.4 Confidentiality. Except as necessary for the consummation of the transaction contemplated by this Agreement, inducing Buyer's obtaining of financing related hereto, and except as and to the extent required by law, including, without limitation, disclosure requirements of federal or state securities laws and the rules and regulations of securities markets, each party will keep confidential any information obtained from the other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated, each party will return to the other party all information obtained by the such party from the other party in connection with the transactions contemplated by this Agreement.

         6.5 Environmental Audit. Buyer may, at its option and expense, retain an environmental consultant to be selected by Buyer to perform a Phase I environmental survey of the properties of the Station. If the survey discloses any material environmental hazard or material possibility of future liability for environmental damages or clean-up costs, Buyer shall so notify Seller as soon as practicable.

         6.6 Engineering Study. Buyer may, at its option and expense, retain an engineering firm to conduct a proof of performance study of the Station and to prepare a report on the Station's compliance with customary engineering practices and all applicable FCC rules, regulations, prescribed practices, and technical standards. If the survey discloses any material deficiencies in the operations or equipment of the Station, Buyer shall so notify Seller as soon as practicable.

         6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement. Notwithstanding the foregoing, Buyer shall have no obligation (i) to expend funds to obtain any of the Consents or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.8 Bulk Sales Law. If applicable, the Bulk Sales law of the State of California shall be complied with by Seller. Any loss, liability, obligation, or cost suffered by Seller or Buyer as the result of the failure of Seller or Buyer to comply with the provisions of any bulk sales law applicable to the transfer of the Assets as contemplated by this Agreement shall be borne by Seller.

         6.9 Title Insurance and Surveys.

                  (a) Title Insurance on Fee Property. With respect to each parcel of Real Property that Seller owns, Seller will obtain and deliver to Buyer, at Seller's expense, at or prior to Closing, an ALTA Owner's Policy of Title Insurance Form B-1987 (or equivalent policy acceptable to Buyer), issued by a title insurer satisfactory to Buyer, in an amount equal to the fair market value of the property and any improvements thereon (as reasonably determined by Buyer), insuring title to such parcel to be in the name of Buyer as of the Closing, subject only to liens or encumbrances expressly permitted by this Agreement.

                  (b) General Requirements as to Title Insurance Policies. Each title insurance policy obtained and delivered to Buyer pursuant to this Agreement shall (1) insure title to the Real Property described in the policy and all recorded easements benefitting such Real Property, (2) contain an "extended coverage endorsement" insuring over the general exceptions customarily contained in title policies, (3) contain an ALTA Zoning Endorsement 3.1 (or equivalent), (4) contain an endorsement insuring that the Real Property described in the policy is the same real estate shown in the survey delivered with respect to such property, (5) contain an inflation endorsement, (6) contain a "contiguity" endorsement with respect to any Real Property consisting of more than one record parcel, and (7) not be subject to any survey exception or any defect or encroachment disclosed by a survey delivered with respect to the property.

                  (c) Surveys. With respect to each parcel of Real Property, as to which a title insurance policy is to be procured pursuant to this Agreement, Seller will procure a current survey of the parcel, prepared by a licensed surveyor and conforming to current

ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to Public streets and roads.

         6.10 Sales Tax Filings. Seller has not operated the Station in a manner that requires the filing of California sales tax returns with respect to the Station.

         6.11 Access to Books and Records. Seller shall provide Buyer access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets that are not included in the Assets. Buyer shall provide Seller access and the right to copy for a period of three years from the Closing Date any books and records relating to the Assets.

         6.12 Allocation of Purchase Price. Buyer and Seller hereby agree that for state and federal income tax reporting purposes the Purchase Price shall be allocated among the Acquired Assets as set forth in Schedule 3.14. With regard to such allocation, Buyer and Seller agree to file Form 8594 and all other required forms, if any, with the Internal Revenue Service when due.

SECTION 7. CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER AT CLOSING

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing are subject at Buyer's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Consents. All Consents shall have been obtained and delivered to Buyer without any material adverse change in the terms or conditions of any agreement or any governmental license, permit, or other authorization.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Buyer of any conditions other than those that need not be complied with by Buyer under Section 6.1 hereof, Seller shall have complied with any conditions imposed on it by the FCC Consent, and the FCC Consent shall have become a Final Order.

                  (e) Governmental Authorizations. Seller shall be the holder of all Licenses and there shall not have been any modification of any License that could have an adverse effect on the Station or the conduct of its business and operations. No proceeding shall be pending or threatened the effect of which could be to revoke, cancel, fail to renew, suspend, or modify adversely any License.

                  (f) Deliveries. Seller shall have made or stand willing to make all the deliveries to Buyer set forth in Section 8.2.

                  (g) Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, assets, or properties of the Station, including any damage, destruction, or loss affecting any assets used or useful in the conduct of the business of the Station which loss is not covered by insurance and/or which has been repaired as called for herein.

         7.2 Conditions to Obligations of Seller. All obligations of Seller at the Closing are subject at Seller's option to the fulfillment prior to or at the Closing Date of each of the following conditions:

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time.

                  (b) Covenants and Conditions. Buyer shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  (c) Deliveries. Buyer shall have made or stand willing to make all the deliveries set forth in Section 8.3.

                  (d) FCC Consent. The FCC Consent shall have been granted without the imposition on Seller of any conditions other than those that need not be complied with by Seller under Section 6.1 hereof and Buyer shall have complied with any conditions imposed on it by the FCC Consent.

SECTION 8. CLOSING AND CLOSING DELIVERIES

         8.1 Closing.

                  (a) Closing Date. The Closing shall take place at 10:00 a.m.. on a date, to be set by Buyer on at least five days' written notice to Seller, that is (1) not earlier than the first business day after the FCC Consent is granted, and (2) not later than ten business days following the date upon which the FCC Consent has become a Final Order, subject to satisfaction or waiver of all other conditions precedent to the holding of the Closing. If Buyer fails to specify the date for Closing prior to the fifth business day after the date upon which the FCC Consent becomes a Final Order, the Closing shall take place on the tenth business day after the date upon which the FCC Consent becomes a Final Order.

                  (b) Closing Place. The Closing shall be held at the offices of Dow,

Lohnes & Albertson, 1200 New Hampshire Avenue, N.W., Suite 800, Washington, D.C. 20036, or any other place that is agreed upon by Buyer and Seller.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty bills of sale, deeds, motor vehicle titles, assignments, and other transfer documents which shall be sufficient following removal of liens as provided in Section 9.5 to vest good and marketable title to the Assets in the name of Buyer, free and clear of all claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges or encumbrances, except for liens for current taxes not yet due and payable;

                  (b) Estoppel Certificates. Estoppel certificates of the lessors of all leasehold and subleasehold interests included in the Real Property and estoppel certificates of contracting parties to those Assumed Contracts listed in Schedule 3.7 that are designated to indicate that estoppel certificates are required under this paragraph;

                  (c) Consents. A manually executed copy of any instrument evidencing receipt of any Consent;

                  (d) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Seller by an officer of KKAG-TV, Inc and the trustee of the Kralowec Children's Family Trust, certifying (1) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date; and (2) that Seller has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (e) Title Insurance and Surveys. The title insurance and surveys described in Section 6.9;

                  (f) Tax, Lien. and Judgment Searches. Results of a search for tax, lien, and judgment filings in the Secretary of State's records of the State of California as well as the records of those counties in California in which any of the Assets are located, such searches having been made no earlier than fifteen days prior to the Closing Date;

                  (g) Licenses, Contracts, Business Records. Etc. Copies of all Licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, engineering records, and all files and records used by Seller in connection with its operations ;

                  (h) Opinion of Counsel. An Opinion of Seller's counsel dated as of the Closing Date, substantially in the form of Schedule 8.2(i) hereto;

                  (i) Lenders Certificates. Such certificates and confirmations to Buyer's senior lenders as Buyer may reasonably request in connection with obtaining financing for the performance of its payment obligations hereunder.

                  (j) Lease Agreement. The Lease Agreement Studio, Master Control and other operations, in the form attached hereto as as Schedule 3.5.

                  8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts insofar as they relate to the time on and after the Closing Date and arise out of events related to Buyer's ownership of the Assets or its operation of the Station on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of Buyer by an officer of Buyer, certifying (1) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (2) the Buyer has in all material respects performed and complied with all of its obligations, covenants, and agreements set forth in this Agreement to be performed and complied with on or prior to the Closing Date;

                  (d) Opinion of Counsel. An opinion of Buyer's counsel dated as of the Closing Date, substantially in the form of Schedule 8.3(d) hereto.

                  (e) Lease Agreement. The Lease Agreement Studio, Master Control and other operations, in the form attached hereto as as Schedule 3.5.

SECTION 9. TERMINATION

         9.1 Termination by Seller. This Agreement may be terminated by Seller and the purchase and sale of the Station abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied or waived in writing by Seller.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by 24 months from the date hereof.

                  (d) Breach. Without limiting Seller's rights under the other provisions of this Section 9.1, if Buyer has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen days after

Buyer received written notice of such breach from Seller.

         9.2 Termination by Buyer. This Agreement may be terminated by Buyer and the purchase and sale of the Station abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

                  (a) Conditions. If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied or waived in writing by Buyer.

                  (b) Judgments. If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree, or order that would prevent or make unlawful the Closing.

                  (c) Upset Date. If the Closing shall not have occurred by 24 months from the date hereof.

                  (d) Interruption of Service. If any event shall have occurred that prevented signal transmission of the Station in the normal and usual manner for a continuous period of sixty days.

                  (e) Environmental Hazards. Buyer shall have notified Seller of material environmental hazards or the material possibility of environmental damages or clean-up costs, as indicated in the environmental study described in
Section 6.5, within 45 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                  (f) Technical Deficiencies. Buyer shall have notified Seller of material deficiencies in the operations or equipment of the Station, as indicated in the engineering study described in Section 6.6, within 45 days prior to the Closing Date, and the cause thereof shall not have been remedied prior to the Closing Date.

                  (g) Breach. Without limiting Buyer's rights under the other provisions of this Section 9.2, if Seller has failed to cure any material breach of any of its representations, warranties or covenants under this Agreement within fifteen days after Seller received written notice of such breach from Buyer.

         9.3 Rights on Termination.

                  (a) Seller's Right to Terminate. In the event of a material breach hereunder by Buyer prior to Closing of any Buyer agreement, covenant, representation, or warranty hereunder, and the continuation of said breach without cure for a period of thirty (30) consecutive days following the date on which Seller shall have given to Buyer written notice of such breach, then Seller may in its discretion terminate this Agreement by giving written notice of termination to Buyer. The rights conferred by the above sentence may not be exercised unless Seller is not in material breach hereunder and Seller has given Buyer thirty (30) days written notice of the specific nature of such breach and

Buyer has failed to correct such breach within that period. In the event of Seller's termination hereof pursuant to this Section 9.3(a) Seller shall be entitled to seek all available legal and equitable relief that Seller may have against Buyer.

                  (b) Buyer's Right to Terminate. In the event of a material breach hereunder by Seller prior to Closing of any Seller agreement, covenant, representation, or warranty hereunder, and the continuation of said breach without cure for a period of thirty (30) consecutive days following the date on which Buyer shall have given to Seller written notice of such breach, then Buyer may in its discretion, by giving written notice of termination to Seller, terminate this Agreement without cost, penalty, or liability on Buyer's part of any kind, whereupon Buyer shall be entitled to seek all available legal and equitable relief that Buyer may have against Seller. The rights conferred by the above sentence may not be exercised unless Buyer is not in material breach hereunder and Buyer has given Seller thirty (30) days written notice of the specific nature of such breach and Seller has failed to correct such breach within that period. In the event of Buyer's termination hereof pursuant to this
Section 9.3(b), Buyer shall be entitled to seek all available legal and equitable relief that Buyer may have against Seller.

         9.4 Specific Performance. Notwithstanding anything to the contrary set out above, as an alternative to the remedies set forth in Sections 9.3(a) and 9.3(b), each party shall have the right specifically to enforce the other party's performance under this Agreement so long as the party enforcing such right is not then in material breach of this Agreement, and each party agrees to waive the defense in any such suit that the other party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy.

         9.5 Escrow Deposit. Upon closing, Buyer will deposit with the Escrow Agent the sum of $1,200,000.00 at the date of close to insure discharge of all liens and encumbrances set out in Schedule 3.5 and 3.6. All such funds deposited with the Escrow Agent shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

                  (a) At the Closing, after payments of the liens set out on
Schedule 3.5, and after satisfying Buyer that all the Tangible Property can be conveyed to Buyer free of liens and encumbrances, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

                  (b) If this Agreement is terminated pursuant to Section 9.1 or
9.2 and Buyer is not in material breach of this Agreement, all amounts held by the Escrow Agent pursuant to the Escrow Agreement, including any interest or other proceeds from the investment of funds held by the Escrow Agent, shall be disbursed to or at the direction of Buyer.

SECTION 10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                       INDEMNIFICATION; CERTAIN REMEDIES

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing for a period of eighteen months. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, or covenant contained in this Agreement. No notice or information delivered by Seller shall affect Buyer's right to rely on any representation or warranty made by Seller or relieve Seller of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         10.2 Indemnification by Seller. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller hereby agrees to indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Buyer under this Agreement.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to this Agreement, including any liabilities arising at any time under any Contract not included in the Assumed Contracts.

                  (c) Any loss, liability, obligation, or cost resulting from the failure of the parties to comply with the provisions of any bulk sales law applicable to the transfer of the Assets.

                  (d) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station prior to the Closing, including any liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior the Closing Date.

                  (e) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.3 Indemnification by Buyer. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer hereby agrees to indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained in this Agreement or in any certificate, document, or instrument delivered to Seller under this Agreement.

                  (b) Any and all obligations of Seller assumed by Buyer pursuant to this Agreement.

                  (c) Any and all losses, liabilities, or damages resulting from the operation or ownership of the Station on and after the Closing.

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

         10.4 Procedure for Indemnification. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give notice to the party from which indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying in reasonable detail the factual basis for the claim. If the claim relates to an action, suit, or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five days after written notice of such action, suit, or proceeding was given to Claimant.

                  (b) With respect to claims solely between the parties, following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of the thirty-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within the thirty-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate remedy at law or equity or under the arbitration provisions of this Agreement, as applicable.

                  (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification under this Agreement, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                  (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                  (e) The indemnifications rights provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, employees, and representatives of any Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

         10.5 Attorneys' Fees. In the event of a default by either party which results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses.

         10.6 Must Carry. Buyer hereby acknowledges its awareness of the existence of litigation concerning the legality of the FCC's must-carry rules currently in effect. Buyer agrees that any modification or extinguishment of any such rights shall not constitute grounds for modification, rescission, or failure to comply with this Agreement.

SECTION 11. MISCELLANEOUS

         11.1 Fees and Expenses. Any federal, state, or local sales or transfer tax arising in connection with the conveyance of the Assets by Seller to Buyer pursuant to this Agreement shall be paid by Buyer. Buyer and Seller shall each pay one-half of any fees payable to the Escrow Agent and all filing fees required by the FCC in connection with the FCC Consent. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and representatives. However, the parties shall share the costs of defending this Agreement and the Assignment Application at the FCC and elsewhere. Seller shall pay at the Closing all brokerage fees and commissions payable to Media Venture Partners, and Buyer shall be responsible for all fees or commissions payable to any other finder, broker, advisor, or similar person retained by or on behalf of Buyer.

         11.2 Venue. Venue for any action to interpret or enforce any of the provisions hereof, including all Schedules related hereto, shall be in the Superior or Federal Courts of Florida.

         11.3 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows:

If to Seller:     Arthur C. Kralowec, Esq., Trustee/President
                  1077 West Morton Avenue
                  Porterville, California 93257

 With a copy to:  Dan J. Alpert, Esq.
                  Law Office of Dan J. Alpert
                  2120 N. 21st Road
                  Arlington, Virginia 22201

If to Buyer:      Lowell W. Paxson, Chairman
                  Paxson Communications Corporation
                  601 Clearwater Park Road
                  West Palm Beach, FL 33401

 With a copy to:  John R. Feore, Jr., Esq.
                  Dow, Lohnes & Albertson, PLLC
                  1200 New Hampshire Avenue, N.W.
                  Suite 800
                  Washington, D.C. 20036

or to any other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.3.

         11.4 Assignment, Benefit and Binding Effect.

                  (a) Assignment. With the exception of Seller's assignment to a qualified intermediary as provided below, neither party hereto may assign this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer may assign its rights and obligations hereunder without the consent of Seller, on five (5) days prior written notice to Seller, to one or more subsidiaries or commonly controlled affiliates of Buyer, whereupon Buyer shall be relieved of all obligations hereunder except the obligation to guarantee the performance of such entity under this Agreement, including its Schedules, the Escrow Agreement and the Time Brokerage Agreement. Each attempted assignment, if any, not in compliance with this Section 11.4 shall be null and void.

                  (b) Seller's IRS Section 1031 Election. Seller intends to appoint a qualified intermediary or qualified escrow in accordance with the "safe harbor" Rules under Section 1031 of the Internal Revenue Code. Buyer shall provide reasonable cooperation to Seller in order to accomplish Seller's IRS
Section 1031 Election and the realization by Seller of a tax free exchange in connection with the transaction contemplated hereunder, it being understood, however, that such realization of a tax free exchange shall not be a condition precedent to Seller's and/or Buyer's obligation to consummate the transaction contemplated hereunder.

         11.5 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement, including, in the case of Seller, any additional bills of sale, deeds, or other transfer documents that, in the reasonable opinion of Buyer, may be necessary to ensure, complete, and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.

         11.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

         11.7 Headings. The headings in this Agreement are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.8 Gender and Number. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.

         11.9 Entire Agreement. This Agreement, the schedules, hereto, and all documents, certificates, and other documents to be delivered by the parties pursuant hereto, collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and which is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

         11.10 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.10.

         11.11 Press Release. Neither party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party; provided, however, that nothing contained herein shall prevent either party from promptly making all filings with governmental authorities as may, in its judgment be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         11.12 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Asset Purchase Agreement as of the day and year first above written.

                                    BUYER:

                                    PAXSON COMMUNICATIONS
                                       CORPORATION


                                    By:  /s/ Lowell Paxson
                                       -----------------------------------------
                                         Lowell Paxson
                                           Chairman

                                    SELLER:

                                    THE KRALOWEC CHILDREN'S FAMILY
                                      TRUST

                                    By:  /s/ Arthur C. Kralowec
                                       -----------------------------------------
                                         Arthur C. Kralowec,
                                              Trustee


                                    KKAK-TV, INC.

                                    By:   /s/ Arthur C. Kralowec
                                       -----------------------------------------
                                            Arthur C. Kralowec,
                                            President